Exhibit 99.1

July 14, 2026

Liberty Capital Corporation Announces Second Quarter Earnings Release and Conference Call

ENGLEWOOD, Colo.--(BUSINESS WIRE)—Liberty Capital Corporation (“Liberty Capital”) (Nasdaq: GLIBA, GLIBK) will host a conference call to discuss results for the second quarter of 2026 on Thursday, August 6th at 11:15 a.m. E.T. Before the open of market trading that day, Liberty Capital will issue a press release reporting such results, which can be found at https://www.libertycapitalcorp.com/investors/news-events/press-releases. Following prepared remarks, the company will host a brief Q&A session during which management will accept questions regarding Liberty Capital and Liberty Broadband Corporation. The press release and conference call may discuss the financial performance and outlook of these companies, as well as other forward-looking matters.

To participate in the call by phone or to ask a question, please call +1 (877) 407-3944 or +1 (412) 902-0038, with a confirmation code of 13756847, at least 10 minutes prior to the call. The conference administrator will provide instructions on how to use the polling feature.

In addition, a webcast of the conference call will be hosted on Liberty Capital’s investor relations site. Please visit https://www.libertycapitalcorp.com/investors/news-events/ir-calendar to register for the webcast. Links to the press release and replay of the call will also be available on the Liberty Capital website. The conference call will be archived on the website after appropriate filings have been made with the SEC.

About Liberty Capital Corporation

Liberty Capital Corporation (Nasdaq: GLIBA, GLIBK) consists of its wholly owned subsidiary GCI. GCI is Alaska’s largest communications provider, providing data, voice and managed services to consumer and business customers throughout Alaska, serving more than 200 communities. GCI has invested $4.7 billion in its Alaska network and facilities over the past 45 years. Through a combination of ambitious network initiatives, GCI continues to expand and strengthen its statewide network infrastructure to deliver the best possible connectivity to its customers and close the digital divide in Alaska.

Liberty Capital Corporation
Hooper Stevens, +1 720-875-5406

Source: Liberty Capital Corporation